Exhibit 10.2

COMPANY

AFRICAN BANKING CORPORATION OF ZIMBABWE LIMITED

(REGISTERED COMMERCIAL BANK)

LIMITED GUARANTEE US$8,453,186.11

To:	AFRICAN BANKING CORPORATION OF ZIMBABWE LIMITED

In consideration of AFRICAN BANKING CORPORATION OF ZIMBABWE LIMITED (hereinafter called “the Bank”) allowing BULAWAYO MINING COMPANY (PRIVATE) LIMITED (hereinafter called “the Debtor”) certain banking facilities, and subject to the conditions hereinafter mentioned, We, NAMIB MINERALS LIMITED do hereby interpose and jointly and severally guarantee and bind ourselves to the said Bank as sureties and co-principal debtors in solidium for the repayment on demand of all such sum or sums of money as the said Debtor may now or from time to time hereafter owe or be indebted to the said Bank, its successors or assigns, whether such indebtedness be incurred by the said Debtor in its own name or in the name of any firm in which it may be trading whether solely or jointly with others in partnership or otherwise, and whether such indebtedness arise from money already advanced or hereafter to be advanced, or credit facilities granted or to be granted, or from promissory notes or bills of exchange or other securities or documents already or hereafter to be made, accepted, endorsed or discounted, or by virtue of any individual or joint suretyship, or guarantee or bond, or otherwise howsoever incurred, including interest, discount, stamps, and all other necessary or usual charges and expenses including legal practitioner and client costs and collection commission which the Bank may incur in the process of enforcing its rights in terms hereof.

This guarantee shall be a continuing cover and guarantee for and in respect of the capital sum of US$8,453,186.11 (United States Dollar Eight Million Four Hundred and Fifty Three Thousand One Hundred and Eight Six and Eleven Cents Only), including accrued interest up to date of payment and any sums of money which may now be unpaid, due and owing and which shall hereafter be or become due and owing by the Debtor from time to time, howsoever and whensoever such indebtedness incurred and on whichsoever account, and whether owed solely or jointly, and whether contingent or presently due.

This guarantee shall not be considered as satisfied or discharged by any fluctuation or temporary extinction of indebtedness or intermediate settlement thereof or satisfaction of the whole part of any sum or sums of money owing as aforesaid but shall constitute and be a continuing guarantee and cover for any sum or sums of money which shall for the time being constitute the balance due from the Debtor to the Bank on any such account or for any such matter or thing as hereinbefore mentioned.

As a continuing cover, this guarantee shall remain in full force and effect notwithstanding any legal disability of the Guarantor until three (3) months from the date when written notice shall have been received from the Guarantor, liquidator, or other legal representatives as the case may be, to discontinue it. The liability of the Guarantor, shall continue to exist to the extent of all such sums of money and liabilities outstanding at the close of day fixed for discontinuance (including liabilities not yet accrued at the close of the day fixed for discontinuance together with interest, costs and other bankers’ charges as aforesaid) until payment in full is received.

It is agreed that it shall always be in the discretion of the Bank as to the extent, nature and duration of the facilities to be allowed to the Debtor and, that all admissions or acknowledgements of indebtedness by the Debtor shall be binding on the Guarantor and that any money paid to the Bank under this guarantee shall be treated as cash security held by the Bank until the Bank has recovered the full indebtedness of the Debtor or for as long as the Bank shall deem fit and the Guarantor hereby irrevocably authorises the Bank to apply any monies received by it as aforesaid to such debt or debts of the said Debtor as and when the Bank in its discretion deems fit.

The Guarantor hereby agrees that any certificate signed by an appropriate officer or executive or any person duly authorised on the Bank’s behalf shall be prima facie evidence of the nature character and amount of all sums for the time being due or owing to the Bank from the Debtor and the onus shall be on the Guarantor to disprove the accuracy of such certificate.

This guarantee shall be in addition to and shall not prejudice or affect and shall not be in any way prejudiced or affected by any collateral or other security now or hereafter held or to be held by the Bank for past or future advances. The Bank reserves to itself the right to take, vary, exchange or release such securities, or to renew bills without prejudice to the guarantee.

This guarantee shall remain in full force and the Guarantor hereby accepts that it shall remain so notwithstanding the full discharge of the sums secured by this guarantee or the release of any security held thereof.

If this guarantee is executed by two or more parties they shall be jointly and severally liable hereunder and the word “Guarantor” wherever used herein shall be construed to refer to each of such parties separately in the same manner and with the same effect as if each of them has signed separate guarantees and in any such case this guarantee shall not be revoked or impaired by reason of one or more of such parties’ death, incapacity or liquidation or insolvency in respect of the remainder. The Bank shall be at liberty to release or discharge any one or more of such parties from liability under this guarantee or to accept any composition from or make any other arrangements with any such parties without thereby releasing or discharging any other party hereto or otherwise prejudicing or affecting the Bank’s rights and remedies against any such party.

This guarantee excludes the Guarantor’s right to set-off any claim it may have against the Bank against his liability under this guarantee.

Any change in the identity of the Bank or Debtor, in particular by reason of absorption or amalgamation shall not revoke the guarantee as to future advances and where the guaranteeing entity or the principal Debtor is a partnership, or other unincorporated association, the guarantee will remain effective notwithstanding a change in its constitution

Not-withstanding the death, insolvency or liquidation of the Debtor this guarantee shall apply to all sums due or which would have been due to the Bank if the death had taken place or the insolvency or liquidation had begun at the time of receipt by the Bank of notice thereof.

The Guarantor further declares that its liabilities hereunder and consequently the rights of the Bank in respect thereof shall not be prejudiced by the Bank taking any of the following actions (without the consent of and without consulting the Guarantor);

a.)	adding to or deviating or subtracting from or varying in any way whatsoever, materially or otherwise, or determining or novating any contract, relationship, dealing or transaction whatsoever with or of the Debtor or any other person;

Or,

b.)	granting extension of time for payment whether before or after due date or delaying enforcement or granting any other indulgence to or making any other arrangements whatsoever with or accepting any composition from or compromise with the Debtor or any other person or persons, corporation or corporations;

Or,

c.)	failing omitting or neglecting to accept any tender or payment, or by allowing the prescription of any indebtedness or right as against the debtor.

The receipt by the Bank from the Debtor or his estate of any payment by way of compromise or as a dividend, in assignment, insolvency, judicial management or liquidation as the case may be; and the exercise by the Bank of Creditors voting and other rights in the estate of the Debtor, or in respect of any scheme of arrangement or composition or the signing of a deed of assignment, shall not in any way absolve the Guarantor nor prejudice the Bank’s rights in terms hereof.

The Guarantor renounces the benefits of cession of actions and the benefits of excursion and division.

This guarantee shall not be withdrawn nor shall guarantors be released from their obligations thereunder by reason of any verbal or alleged verbal consent thereto. Any release and/or discharge of this guarantee may only be given by the Bank in writing and any verbal releases shall have no force or effect whatsoever unless and until reduced to writing and signed by a duly authorised representative of the Bank.

The Bank may at its sole discretion in respect of claims or other matters in dispute, which exceed in value the jurisdiction of the Magistrate’s Court, institute proceedings in the High Court or in any appropriate Magistrate’s Court or subordinate Court. If the Bank decides to institute proceedings in a Magistrate Court in Zimbabwe, the Debtor and Guarantor hereby consent thereto in terms of the Magistrate’s Court Act [Chapter 7:10] or any legislation that may in future be substituted for this enactment.

For all purposes arising out of this guarantee, the Guarantor hereby chooses Domicilium Citandi Et Executandi in at 71, Fort Street, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106

All legal proceedings whatsoever arising out of or in respect of this guarantee shall be subject to the jurisdiction of the Courts of Zimbabwe and the terms and conditions hereof shall be interpreted in accordance with the laws of Zimbabwe.

Executed at ___________________ on this 20th day of October 2025 in the presence of the undersigned witness.

/s/ Ibrahima TALL	/s/ Tulani Sikwila
Authorised Signatory	Authorised Signatory

Ibrahima TALL	Tulani Sikwila
Name	Name

AS WITNESS

Tadiwanashe Kamwara	/s/ Tadiwanashe Kamwara
1. Name	Signature

George Museta	/s/ George Museta
2. Name	Signature

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